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                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that JOHN A. BENNING whose signature appears below, does hereby constitute and appoint ROBIN I. MARSDEN and MITCHELL R. KATCHER, and each of them, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any registration statement and amendments including post-effective amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940, where applicable, executed on behalf of Sage Life Assurance of America, Inc. (the "Company") in connection with (a) combination fixed and variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, (b) variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, (c) combination fixed and variable life insurance contracts issued by the Company through The Sage Variable Life Account A, and (d) variable life contracts issued by the Company through The Sage Variable Life Account A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. JOHN A. BENNING does hereby ratify and confirm all that said attorney(s)-in-fact, or their substitutes, may do or cause to be done by virtue thereof.

                                            /s/ John A. Benning
                                            ------------------------------------
                                            John A. Benning
                                            Director
                                            Sage Life Assurance of America, Inc.

July 31, 2000

Commonwealth of Massachusetts)
County of                    )

    On this 31st day of July, 2000, before me came JOHN A. BENNING, Director of Sage Life Assurance of America, Inc., to me known, and signed the above Power of Attorney on behalf of Sage Life Assurance of America, Inc.

                                            /s/ Joseph Carrol Tobin [SEAL]
                                            -----------------------
                                                    Notary Public